For further information:         TRADED: NYSE (IEX)                            EX-99.1
Investor Contact:
William K. Grogan
Senior Vice President and Chief Financial Officer
(847) 498-7070

TUESDAY, JULY 24, 2018

IDEX REPORTS RECORD SECOND QUARTER RESULTS; RAISES FULL YEAR GUIDANCE;
Q2 SALES UP 11 PERCENT OVERALL AND 9 PERCENT ORGANICALLY;
Q2 REPORTED EPS WAS $1.38 WITH ADJUSTED EPS OF $1.40

LAKE FOREST, IL, JULY 24 - IDEX Corporation (NYSE: IEX) today announced its financial results for the three month period ended June 30, 2018.

Second Quarter 2018 Highlights

•	Orders were up 9 percent overall and 8 percent organically

•	Sales were up 11 percent overall and 9 percent organically

•	Reported operating margin was 23.3 percent with adjusted operating margin of 23.6 percent, up 180 bps

•	Reported EPS was $1.38 with adjusted EPS of $1.40, up 30 percent

•	Full year adjusted EPS guidance raised to $5.27 to $5.35

Second Quarter 2018

Orders of $639.5 million were up 9 percent compared with the prior year period (+8 percent organic, -1 percent divestiture and +2 percent foreign currency translation).

Sales of $634.4 million were up 11 percent compared with the prior year period (+9 percent organic and +2 percent foreign currency translation).

Gross margin of 45.3 percent was up 50 basis points compared with the prior year period primarily due to productivity initiatives and volume leverage, partially offset by higher engineering costs.

Operating income of $147.8 million resulted in an operating margin of 23.3 percent. Excluding $2.0 million of restructuring expenses, adjusted operating income was $149.8 million with an adjusted operating margin of 23.6 percent, up 180 basis points from the prior year period adjusted operating margin. Adjusted operating income drove adjusted EBITDA of $169.4 million which was 27 percent of sales and covered interest expense by 15 times.

Provision for income taxes of $29.6 million in the second quarter of 2018 resulted in an effective tax rate (ETR) of 21.7 percent, which was lower than the prior year period ETR of 26.1 percent primarily due to the enactment of U.S. tax reform in 2017.

Net income was $107.1 million which resulted in EPS of $1.38. Excluding restructuring expenses, adjusted EPS of $1.40 increased 32 cents, or 30 percent, from prior year period adjusted EPS.

Cash from operations of $120.7 million led to free cash flow of $109.7 million, which was up 40 percent from the prior year period and 101 percent of adjusted net income. The increase in free cash flow was primarily due to higher earnings and lower income tax payments.

The Company repurchased 147 thousand shares of common stock for $20.5 million in the second quarter.

“Strength across the board led to record second quarter operating results as we again achieved quarterly all-time highs in orders, sales, operating income and EPS. We delivered strong organic order and sales growth of 8 percent and 9 percent, respectively. Organic revenue growth was strong in all three segments as FMT delivered 10 percent growth, while HST and FSDP both achieved 8 percent growth. Even with robust revenue growth, we still built $5 million of backlog during the quarter, led by organic order growth of 18 percent in FSDP and 7 percent in FMT. Adjusted operating margin increased 180 basis points with margin expansion across all three segments.

We continued our commitment to fund our most promising organic opportunities across the Company and our organic growth over the past several quarters has been outstanding. We have now delivered eight consecutive quarters of organic order growth and six consecutive quarters of organic sales growth. M&A remains a priority for the Company and our acquisition funnel is healthy. In June, we purchased the intellectual property assets of Phantom Controls, which will accelerate our water-flow management capabilities within our Fire Suppression businesses. Additionally, just yesterday, we completed the acquisition of Finger Lakes Instrumentation, which will fill an important strategic gap and be a fantastic complement to our existing IDEX Health & Science operations. Over the last several years, IDEX Health & Science has brought together innovative technology companies in fluidics, microfluidics, as well as optical illumination and detection to better serve the fast-growing needs of life science instrument developers. Finally, we distributed $33 million in dividends to shareholders and repurchased 147 thousand shares of common stock for approximately $20 million.

Based on our record first half operating results and continued strength across the portfolio, we are raising full year adjusted EPS guidance to $5.27 to $5.35, with third quarter EPS of $1.29 to $1.32. We are also increasing full year organic revenue growth expectations to approximately 7 percent, with 6 to 7 percent expected in the third quarter.”

Andrew K. Silvernail
Chairman and Chief Executive Officer

Second Quarter 2018 Segment Highlights

Fluid & Metering Technologies

•	Sales of $242.8 million reflected a 10 percent increase compared to the second quarter of 2017 (+10 percent organic, -2 percent divestiture and +2 percent foreign currency translation).

•
Operating income of $71.2 million resulted in an operating margin of 29.3 percent. Excluding $0.3 million of restructuring expenses, adjusted operating income was $71.5 million with an adjusted operating margin of 29.5 percent, a 240 basis point increase compared to the prior year period primarily due to higher volume and productivity initiatives.

•
EBITDA of $76.4 million resulted in an EBITDA margin of 31.5 percent. Excluding $0.3 million of restructuring expenses, adjusted EBITDA of $76.7 million resulted in an adjusted EBITDA margin of 31.6 percent, a 200 basis point increase compared to the prior year period.

Health & Science Technologies

•	Sales of $227.4 million reflected an 11 percent increase compared to the second quarter of 2017 (+8 percent organic, +1 percent acquisition and +2 percent foreign currency translation).

•
Operating income of $52.6 million resulted in an operating margin of 23.1 percent. Excluding $1.1 million of restructuring expenses, adjusted operating income was $53.7 million with an adjusted operating margin of 23.6 percent, a 100 basis point increase compared to the prior year period primarily due to higher volume and productivity initiatives.

•
EBITDA of $63.1 million resulted in an EBITDA margin of 27.8 percent. Excluding $1.1 million of restructuring expenses, adjusted EBITDA of $64.2 million resulted in an adjusted EBITDA margin of 28.3 percent, a 20 basis point increase compared to the prior year period.

Fire & Safety/Diversified Products

•	Sales of $164.3 million reflected an 11 percent increase compared to the second quarter of 2017 (+8 percent organic and +3 percent foreign currency translation).

•
Operating income of $45.9 million resulted in an operating margin of 27.9 percent. Excluding $0.3 million of restructuring expenses, adjusted operating income was $46.2 million with an adjusted operating margin of 28.1 percent, a 300 basis point increase compared to the prior year period primarily due to higher volume and productivity initiatives.

•
EBITDA of $49.5 million resulted in an EBITDA margin of 30.1 percent. Excluding $0.3 million of restructuring expenses, adjusted EBITDA of $49.8 million resulted in an adjusted EBITDA margin of 30.3 percent, a 310 basis point increase compared to the prior year period.

For the second quarter of 2018, Fluid & Metering Technologies contributed 38 percent of sales, 42 percent of operating income and 41 percent of EBITDA; Health & Science Technologies accounted for 36 percent of sales, 31 percent of operating income and 33 percent of EBITDA; and Fire & Safety/Diversified Products represented 26 percent of sales, 27 percent of operating income and 26 percent of EBITDA.

Corporate Costs
Corporate costs, excluding restructuring expenses, increased to $21.6 million in the second quarter of 2018 compared to $18.4 million in the second quarter of 2017, primarily driven by a $2.2 million stamp duty in Switzerland associated with the restructuring of intercompany loans as well as higher acquisition costs.

Acquisitions
In June 2018, the Company acquired the intellectual property assets of Phantom Controls, which serve to complement our existing businesses within the Fire & Safety/Diversified Products segment. The operational capabilities and innovative pump operations of Phantom Controls combined with the water-flow expertise within our existing fire businesses improve ground safety operations and also reduce operational complexity during mission critical response.

In July 2018, the Company acquired Finger Lakes Instrumentation, a technology leader in the design, development and production of high speed/sensitivity CCD and CMOS cameras and related automation for the astronomy and life science markets. Finger Lakes Instrumentation, with annual revenue of approximately $10 million, will operate within the Health & Science Technologies segment.

Non-U.S. GAAP Measures of Financial Performance
The Company supplements certain U.S. GAAP financial performance metrics with non-U.S. GAAP financial performance metrics in order to provide investors with better insight and increased transparency while also allowing for a more comprehensive understanding of the financial information used by management in its decision making. Reconciliations of non-U.S. GAAP financial performance metrics to their most comparable U.S. GAAP financial performance metrics are defined and presented below and should not be considered a substitute for, nor superior to, the financial data prepared in accordance with U.S. GAAP. There were no adjustments to U.S. GAAP financial performance metrics other than the items noted below.

•
Organic orders and sales are calculated excluding amounts from acquired or divested businesses during the first twelve months of ownership or divestiture and the impact of foreign currency translation.

•	Adjusted operating income is calculated as operating income plus restructuring expenses.

•	Adjusted operating margin is calculated as adjusted operating income divided by net sales.

•	Adjusted net income is calculated as net income plus restructuring expenses, net of the statutory tax expense or benefit.

•
EBITDA is calculated as net income plus interest expense plus provision for income taxes plus depreciation and amortization. We reconciled EBITDA to net income on a consolidated basis as we do not allocate consolidated interest expense or consolidated provision for income taxes to our segments.

•	Adjusted EBITDA is calculated as EBITDA plus restructuring expenses.

•	Free cash flow is calculated as cash flow from operating activities less capital expenditures.

Table 1: Reconciliations of the Change in Net Sales to Organic Net Sales

	Three Months Ended June 30, 2018				Six Months Ended June 30, 2018
	FMT	HST	FSDP	IDEX	FMT	HST	FSDP	IDEX
Change in net sales	10%	11%	11%	11%	8%	11%	13%	11%
- Net impact from acquisitions/divestitures	(2)%	1%	—%	—%	(2)%	1%	—%	—%
- Impact from FX	2%	2%	3%	2%	3%	3%	4%	3%
Change in organic net sales	10%	8%	8%	9%	7%	7%	9%	8%

Table 2: Reconciliations of Reported-to-Adjusted Operating Income and Margin (dollars in thousands)

	Three Months Ended June 30,
	2018					2017
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$71,228	$52,569	$45,882	$(21,848)	$147,831	$60,029	$46,294	$37,197	$(18,387)	$125,133
+ Restructuring expenses	343	1,123	267	255	1,988	—	—	—	—	—
Adjusted operating income (loss)	$71,571	$53,692	$46,149	$(21,593)	$149,819	$60,029	$46,294	$37,197	$(18,387)	$125,133

Net sales (eliminations)	$242,800	$227,403	$164,300	$(143)	$634,360	$221,182	$204,409	$147,983	$(208)	$573,366

Reported operating margin	29.3%	23.1%	27.9%	n/m	23.3%	27.1%	22.6%	25.1%	n/m	21.8%
Adjusted operating margin	29.5%	23.6%	28.1%	n/m	23.6%	27.1%	22.6%	25.1%	n/m	21.8%

	Six Months Ended June 30,
	2018					2017
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$137,394	$104,375	$85,436	$(42,691)	$284,514	$117,842	$88,532	$69,823	$(35,393)	$240,804
+ Restructuring expenses	486	2,182	367	595	3,630	1,566	3,028	73	130	4,797
Adjusted operating income (loss)	$137,880	$106,557	$85,803	$(42,096)	$288,144	$119,408	$91,560	$69,896	$(35,263)	$245,601

Net sales (eliminations)	$475,133	$448,478	$323,473	$(400)	$1,246,684	$437,952	$404,088	$285,430	$(552)	$1,126,918

Reported operating margin	28.9%	23.3%	26.4%	n/m	22.8%	26.9%	21.9%	24.5%	n/m	21.4%
Adjusted operating margin	29.0%	23.8%	26.5%	n/m	23.1%	27.3%	22.7%	24.5%	n/m	21.8%

Table 3: Reconciliations of Reported-to-Adjusted Net Income and EPS (in thousands, except EPS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Reported net income	$107,126	$83,844	$206,084	$159,743
+ Restructuring expenses	1,988	—	3,630	4,797
+ Tax impact on restructuring expenses	(494)	—	(873)	(1,529)
Adjusted net income	$108,620	$83,844	$208,841	$163,011

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Reported diluted EPS	$1.38	$1.08	$2.65	$2.07
+ Restructuring expenses	0.03	—	0.05	0.06
+ Tax impact on restructuring expenses	(0.01)	—	(0.01)	(0.02)
Adjusted diluted EPS	$1.40	$1.08	$2.69	$2.11

Diluted weighted average shares	77,704	77,320	77,722	77,107

Table 4: Reconciliations of EBITDA to Net Income (dollars in thousands)

	Three Months Ended June 30,
	2018					2017
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$71,228	$52,569	$45,882	$(21,848)	$147,831	$60,029	$46,294	$37,197	$(18,387)	$125,133
- Other (income) expense - net	511	(463)	(45)	(53)	(50)	447	924	583	(1,582)	372
+ Depreciation and amortization	5,707	10,090	3,597	176	19,570	5,987	11,994	3,652	201	21,834
EBITDA	76,424	63,122	49,524	(21,619)	167,451	65,569	57,364	40,266	(16,604)	146,595
- Interest expense					11,140					11,304
- Provision for income taxes					29,615					29,613
- Depreciation and amortization					19,570					21,834
Reported net income					$107,126					$83,844

Net sales (eliminations)	$242,800	$227,403	$164,300	$(143)	$634,360	$221,182	$204,409	$147,983	$(208)	$573,366

Reported operating margin	29.3%	23.1%	27.9%	n/m	23.3%	27.1%	22.6%	25.1%	n/m	21.8%
EBITDA margin	31.5%	27.8%	30.1%	n/m	26.4%	29.6%	28.1%	27.2%	n/m	25.6%

	Six Months Ended June 30,
	2018					2017
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$137,394	$104,375	$85,436	$(42,691)	$284,514	$117,842	$88,532	$69,823	$(35,393)	$240,804
- Other (income) expense - net	645	(1,060)	(3,666)	(418)	(4,499)	477	1,067	619	(2,099)	64
+ Depreciation and amortization	11,401	21,479	7,371	373	40,624	11,631	23,258	7,229	408	42,526
EBITDA	148,150	126,914	96,473	(41,900)	329,637	128,996	110,723	76,433	(32,886)	283,266
- Interest expense					22,140					22,856
- Provision for income taxes					60,789					58,141
- Depreciation and amortization					40,624					42,526
Reported net income					$206,084					$159,743

Net sales (eliminations)	$475,133	$448,478	$323,473	$(400)	$1,246,684	$437,952	$404,088	$285,430	$(552)	$1,126,918

Reported operating margin	28.9%	23.3%	26.4%	n/m	22.8%	26.9%	21.9%	24.5%	n/m	21.4%
EBITDA margin	31.2%	28.3%	29.8%	n/m	26.4%	29.5%	27.4%	26.8%	n/m	25.1%

Table 5: Reconciliations of EBITDA to Adjusted EBITDA (dollars in thousands)

	Three Months Ended June 30,
	2018					2017
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
EBITDA	$76,424	$63,122	$49,524	$(21,619)	$167,451	$65,569	$57,364	$40,266	$(16,604)	$146,595
+ Restructuring expenses	343	1,123	267	255	1,988	—	—	—	—	—
Adjusted EBITDA	$76,767	$64,245	$49,791	$(21,364)	$169,439	$65,569	$57,364	$40,266	$(16,604)	$146,595

Adjusted EBITDA margin	31.6%	28.3%	30.3%	n/m	26.7%	29.6%	28.1%	27.2%	n/m	25.6%

	Six Months Ended June 30,
	2018					2017
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
EBITDA	$148,150	$126,914	$96,473	$(41,900)	$329,637	$128,996	$110,723	$76,433	$(32,886)	$283,266
+ Restructuring expenses	486	2,182	367	595	3,630	1,566	3,028	73	130	4,797
Adjusted EBITDA	$148,636	$129,096	$96,840	$(41,305)	$333,267	$130,562	$113,751	$76,506	$(32,756)	$288,063

Adjusted EBITDA margin	31.3%	28.8%	29.9%	n/m	26.7%	29.8%	28.2%	26.8%	n/m	25.6%

Table 6: Reconciliations of Cash Flows from Operating Activities to Free Cash Flow (in thousands)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2018	2017	2018	2018	2017
Cash flows from operating activities	$120,697	$87,601	$71,729	192,426	$172,580
- Capital expenditures	10,959	9,377	10,009	20,968	19,539
Free cash flow	$109,738	$78,224	$61,720	$171,458	$153,041

Conference Call to be Broadcast over the Internet
IDEX will broadcast its second quarter earnings conference call over the Internet on Wednesday, July 25, 2018 at 9:30 a.m. CT. Chairman and Chief Executive Officer Andy Silvernail and Senior Vice President and Chief Financial Officer William Grogan will discuss the Company’s recent financial performance and respond to questions from the financial analyst community. IDEX invites interested investors to listen to the call and view the accompanying slide presentation, which will be carried live on its website at www.idexcorp.com. Those who wish to participate should log on several minutes before the discussion begins. After clicking on the presentation icon, investors should follow the instructions to ensure their systems are set up to hear the event and view the presentation slides, or download the correct applications at no charge. Investors will also be able to hear a replay of the call by dialing 877.660.6853 (or 201.612.7415 for international participants) using the ID #13675420.

Forward-Looking Statements
This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may relate to, among other things, capital expenditures, acquisitions, cost reductions, cash flow, revenues, earnings, market conditions, global economies and operating improvements, and are indicated by words or phrases such as “anticipates,” “estimates,” “plans,” “expects,” “projects,” “forecasts,” “should,” “could,” “will,” “management believes,” “the Company believes,” “the Company intends,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this news release. The risks and uncertainties include, but are not limited to, the following: economic and political consequences resulting from terrorist attacks and wars; levels of industrial activity and economic conditions in the U.S. and other countries around the world; pricing pressures, other competitive factors and levels of capital spending in certain industries, all of which could have a material impact on order rates and IDEX’s results, particularly in light of the low levels of order backlogs it typically maintains; its ability to make acquisitions and to integrate and operate acquired businesses on a profitable basis; the relationship of the U.S. dollar to other currencies and its impact on pricing and cost competitiveness; political and economic conditions in foreign countries in which the Company operates; interest rates; capacity utilization and the effect this has on costs; labor markets; market conditions and material costs; and developments with respect to contingencies, such as litigation and environmental matters. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included in the Company’s most recent annual report on Form 10-K filed with the SEC and the other risks discussed in the Company’s filings with the SEC. The forward-looking statements included here are only made as of the date of this news release, and management undertakes no obligation to publicly update them to reflect subsequent events or circumstances, except as may be required by law. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented here.

About IDEX
IDEX is a global fluidics leader serving high growth specialized markets. We are best known for our expertise in highly engineered fluidics systems and components, as well as for our expertise in fire and safety products including the Jaws of Life® family of rescue and recovery tools. Our products touch lives every day. Whether it’s a life-saving rescue operation, dispensing fresh juice to a first grader or fueling aircraft, IDEX is a leader in creating enabling technology used in many of the most common everyday activities. For more information, please visit www.idexcorp.com. IDEX shares are traded on the New York Stock Exchange under the symbol “IEX”.

(Financial reports follow)

IDEX CORPORATION
Condensed Consolidated Statements of Operations
(in thousands except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net sales	$634,360	$573,366	$1,246,684	$1,126,918
Cost of sales	346,993	316,441	682,665	619,052
Gross profit	287,367	256,925	564,019	507,866
Selling, general and administrative expenses	137,548	131,792	275,875	262,265
Restructuring expenses	1,988	—	3,630	4,797
Operating income	147,831	125,133	284,514	240,804
Other (income) expense - net	(50)	372	(4,499)	64
Interest expense	11,140	11,304	22,140	22,856
Income before income taxes	136,741	113,457	266,873	217,884
Provision for income taxes	29,615	29,613	60,789	58,141
Net income	$107,126	$83,844	$206,084	$159,743

Earnings per Common Share:
Basic earnings per common share	$1.40	$1.10	$2.69	$2.09
Diluted earnings per common share	$1.38	$1.08	$2.65	$2.07

Share Data:
Basic weighted average common shares outstanding	76,539	76,220	76,479	76,167
Diluted weighted average common shares outstanding	77,704	77,320	77,722	77,107

IDEX CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$458,751	$375,950
Receivables - net	329,692	294,166
Inventories	283,854	259,724
Other current assets	41,448	74,203
Total current assets	1,113,745	1,004,043
Property, plant and equipment - net	267,828	258,350
Goodwill and intangible assets	2,083,659	2,118,904
Other noncurrent assets	18,226	18,331
Total assets	$3,483,458	$3,399,628

Liabilities and shareholders' equity
Current liabilities
Trade accounts payable	$150,532	$147,067
Accrued expenses	162,962	184,705
Short-term borrowings	496	258
Dividends payable	33,040	28,945
Total current liabilities	347,030	360,975
Long-term borrowings	858,661	858,788
Other noncurrent liabilities	288,616	293,323
Total liabilities	1,494,307	1,513,086
Shareholders' equity	1,989,151	1,886,542
Total liabilities and shareholders' equity	$3,483,458	$3,399,628

IDEX CORPORATION
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities
Net income	$206,084	$159,743
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,957	18,633
Amortization of intangible assets	20,667	23,893
Amortization of debt issuance expenses	664	659
Share-based compensation expense	13,252	12,398
Deferred income taxes	(3,021)	2,414
Non-cash interest expense associated with forward starting swaps	3,259	3,323
Changes in (net of the effect from acquisitions):
Receivables	(40,044)	(31,110)
Inventories	(28,011)	(4,796)
Other current assets	17,798	(8,446)
Trade accounts payable	5,432	6,469
Accrued expenses	(21,131)	(9,799)
Other - net	(2,480)	(801)
Net cash flows provided by operating activities	192,426	172,580
Cash flows from investing activities
Purchases of property, plant and equipment	(20,968)	(19,539)
Purchase of intellectual property	(4,000)	—
Other - net	(861)	96
Net cash flows used in investing activities	(25,829)	(19,443)
Cash flows from financing activities
Borrowings under revolving credit facilities	—	33,000
Payments under revolving credit facilities	—	(166,297)
Dividends paid	(61,916)	(54,572)
Proceeds from stock option exercises	13,616	12,984
Purchases of common stock	(19,499)	(9,799)
Shares surrendered for tax withholding	(10,750)	(5,814)
Settlement of foreign exchange contracts	6,593	4,406
Net cash flows used in financing activities	(71,956)	(186,092)
Effect of exchange rate changes on cash and cash equivalents	(11,840)	15,352
Net increase (decrease) in cash	82,801	(17,603)
Cash and cash equivalents at beginning of year	375,950	235,964
Cash and cash equivalents at end of period	$458,751	$218,361

IDEX CORPORATION
Company and Segment Financial Information - Reported
(dollars in thousands)
(unaudited)

	Three Months Ended June 30, (a)		Six Months Ended June 30, (a)
	2018	2017	2018	2017
Fluid & Metering Technologies
Net sales	$242,800	$221,182	$475,133	$437,952
Operating income (b)	71,228	60,029	137,394	117,842
Operating margin	29.3%	27.1%	28.9%	26.9%
EBITDA	$76,424	$65,569	$148,150	$128,996
EBITDA margin	31.5%	29.6%	31.2%	29.5%
Depreciation and amortization	$5,707	$5,987	$11,401	$11,631
Capital expenditures	3,981	2,829	8,655	8,215

Health & Science Technologies
Net sales	$227,403	$204,409	$448,478	$404,088
Operating income (b)	52,569	46,294	104,375	88,532
Operating margin	23.1%	22.6%	23.3%	21.9%
EBITDA	$63,122	$57,364	$126,914	$110,723
EBITDA margin	27.8%	28.1%	28.3%	27.4%
Depreciation and amortization	$10,090	$11,994	$21,479	$23,258
Capital expenditures	5,351	4,901	8,682	8,474

Fire & Safety/Diversified Products
Net sales	$164,300	$147,983	$323,473	$285,430
Operating income (b)	45,882	37,197	85,436	69,823
Operating margin	27.9%	25.1%	26.4%	24.5%
EBITDA	$49,524	$40,266	$96,473	$76,433
EBITDA margin	30.1%	27.2%	29.8%	26.8%
Depreciation and amortization	$3,597	$3,652	$7,371	$7,229
Capital expenditures	1,627	1,477	3,445	2,672

Corporate Office and Eliminations
Intersegment sales eliminations	$(143)	$(208)	$(400)	$(552)
Operating income (b)	(21,848)	(18,387)	(42,691)	(35,393)
EBITDA	(21,619)	(16,604)	(41,900)	(32,886)
Depreciation and amortization	176	201	373	408
Capital expenditures	—	170	186	178

Company
Net sales	$634,360	$573,366	$1,246,684	$1,126,918
Operating income	147,831	125,133	284,514	240,804
Operating margin	23.3%	21.8%	22.8%	21.4%
EBITDA	$167,451	$146,595	$329,637	$283,266
EBITDA margin	26.4%	25.6%	26.4%	25.1%
Depreciation and amortization (c)	$19,570	$21,834	$40,624	$42,526
Capital expenditures	10,959	9,377	20,968	19,539

IDEX CORPORATION
Company and Segment Financial Information - Adjusted
(dollars in thousands)
(unaudited)

		Three Months Ended June 30, (a)		Six Months Ended June 30, (a)
		2018	2017	2018	2017
	Fluid & Metering Technologies
	Net sales	$242,800	$221,182	$475,133	$437,952
	Adjusted operating income (b)	71,571	60,029	137,880	119,408
	Adjusted operating margin	29.5%	27.1%	29.0%	27.3%
	Adjusted EBITDA	$76,767	$65,569	$148,636	$130,562
	Adjusted EBITDA margin	31.6%	29.6%	31.3%	29.8%
	Depreciation and amortization	$5,707	$5,987	$11,401	$11,631
	Capital expenditures	3,981	2,829	8,655	8,215

	Health & Science Technologies
	Net sales	$227,403	$204,409	$448,478	$404,088
	Adjusted operating income (b)	53,692	46,294	106,557	91,560
	Adjusted operating margin	23.6%	22.6%	23.8%	22.7%
	Adjusted EBITDA	$64,245	$57,364	$129,096	$113,751
	Adjusted EBITDA margin	28.3%	28.1%	28.8%	28.2%
	Depreciation and amortization	$10,090	$11,994	$21,479	$23,258
	Capital expenditures	5,351	4,901	8,682	8,474

	Fire & Safety/Diversified Products
	Net sales	$164,300	$147,983	$323,473	$285,430
	Adjusted operating income (b)	46,149	37,197	85,803	69,896
	Adjusted operating margin	28.1%	25.1%	26.5%	24.5%
	Adjusted EBITDA	$49,791	$40,266	$96,840	$76,506
	Adjusted EBITDA margin	30.3%	27.2%	29.9%	26.8%
	Depreciation and amortization	$3,597	$3,652	$7,371	$7,229
	Capital expenditures	1,627	1,477	3,445	2,672

	Corporate Office and Eliminations
	Intersegment sales eliminations	$(143)	$(208)	$(400)	$(552)
	Adjusted operating income (b)	(21,593)	(18,387)	(42,096)	(35,263)
	Adjusted EBITDA	(21,364)	(16,604)	(41,305)	(32,756)
	Depreciation and amortization	176	201	373	408
	Capital expenditures	—	170	186	178

	Company
	Net sales	$634,360	$573,366	$1,246,684	$1,126,918
	Adjusted operating income	149,819	125,133	288,144	245,601
	Adjusted operating margin	23.6%	21.8%	23.1%	21.8%
	Adjusted EBITDA	$169,439	$146,595	$333,267	$288,063
	Adjusted EBITDA margin	26.7%	25.6%	26.7%	25.6%
	Depreciation and amortization (c)	$19,570	$21,834	$40,624	$42,526
	Capital expenditures	10,959	9,377	20,968	19,539

(a)
Three and six month data include the results of thinXXS (December 2017) in the Health & Science Technologies segment from the date of acquisition and the results of Faure Herman (October 2017) in the Fluid & Metering Technologies segment through the date of disposition.

(b)	Segment operating income excludes unallocated corporate operating expenses which are included in Corporate Office and Eliminations.
(c)	Depreciation and amortization excludes amortization of debt issuance costs.